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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS




To the Board of Directors and Shareholders of PFSweb, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-77764, 333-75772, 333-40020, 333-42186 and 333-46096) on Form S-8 of
PFSweb, Inc. of our report dated February 15, 2002, except for Notes 7 and 9, as to which the date is as of March 29, 2002, relating to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of as of March 31, 2001 and December 31, 2001, and the related consolidated statements of operations, shareholders' equity, and comprehensive loss and cash flows for the year ended March 31, 2001 and the nine-month period ended December 31, 2001 and the related financial statement schedule for the year ended March 31, 2001 and the nine-month period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of PFSweb, Inc.


                                                        /s/   KPMG LLP



Dallas, Texas
April 1, 2002